Exhibit 10.15

Julio 20, 2023

Richard Carey

Star Alliance International Corp.

2300 West Sahara Avenue

Las Vegas, NV 89102

Hola Richard,

Actualización de la Planta “Proceso Génesis”:

A pedido suyo, les actualizamos los resultados de nuestra prueba Beta de Genesis.

Gracias al apoyo de Grupo Sastre en Guatemala, hemos experimentado exitosamente menas auríferas de óxidos y refractarios con nuestro proceso durante más de más de diez años. Y apegándonos a las nuevas políticas globales ha sido enfocado en que estas nuevas patentes de procesamiento sean ambientalmente amigables.

Genesis son dos procesos uno como pretratamiento de refractarios y otro para lixiviación. Ambos son un sistema de circuito cerrado que no daña el medio ambiente y prácticamente libre de emisiones con una alta tasa de extracción, que extrae metales preciosos en minerales de baja ley como 0,10 partes por millón, en menos de 48 horas.

Durante los últimos nueve meses, hemos probado este equipo, realizando numerosas mejoras en el equipo. Eliminado prácticamente todas las emisiones de la máquina, mejorado el tiempo general del proceso de extracción hasta tan solo doce horas con algunos minerales no arcillosos más el tiempo de carga y descarga. Actualmente estamos aumentando la escala de producción para aumentar significativamente la cantidad de mineral que puede ser procesado diariamente.

Como saben, hemos estado probando el equipo Génesis en la mina de Grupo Sastre en Guatemala. El equipo ha funcionado perfectamente, produciendo aproximadamente 2 gramos de oro por tonelada de mineral procesado. Esta extracción de oro es casi un 35% más eficiente que los resultados obtenidos con el uso del proceso tradicional de lixiviación y esto se logra en menos de 48 horas vs los patios de lixiviación que actualmente se utilizan, lo que supuso una mejora muy significativa respecto al proceso tradicional de lixiviación. Actualmente se está en pláticas para sustituir todo patio de lixiviación por nuestro proceso y finalmente estamos completando los expedientes para la patente que una vez sea presentada, estaremos listos para tener las verificaciones internacionales necesarias.

Estamos seguros de que una vez que se inviertan los fondos, podemos comenzar a fabricar equipos para la entrega a las muchas minas que pueden volver a ser viables usando nuestro equipo. Además, estamos dispuestos a comenzar con la colocación de Genesis en cualquier sitio de colas para extraer los remanentes y limpiarlas en cualquier parte del mundo.

Espero verlos en nuestras instalaciones de Guatemala tan pronto como sea posible.

Juan Lemus

                 /s/ Juan Lemus

Juan Lemus

Director